UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 8, 2006


                            PRO-PHARMACEUTICALS, INC.
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             (Exact name of registrant as specified in its charter)


            Nevada                   000-32877                   04-3562325
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 (State or other jurisdiction       (Commission                 (IRS Employer
         of incorporation)          File Number)             Identification No.)

  189 Wells Avenue, Newton, Massachusetts                              02459
  (Address of principal executive offices)                           (Zip Code)

       Registrant's telephone number, including area code: (617) 559-0033


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                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 8.01  Other Events.

David Platt Ph.D., Chairman of the Board, President and Chief Executive Officer of Pro-Pharmaceuticals, has adopted a pre-arranged stock trading plan ("the plan") in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. Dr. Platt's plan is a component of his overall financial planning strategy designed to provide liquidity.

Under the provisions of the plan, subsequent to May 20, 2006 up to 100,000 shares of the approximately 4.5 million shares owned by Dr. Platt may be sold at specific prices. Any transactions executed under the provisions of the plan, which will be effective for approximately ten months, will be reported on Forms 4 filed with the Securities and Exchange Commission.

Rule 10b5-1 enables corporate officers and directors to establish stock trading plans for the orderly sale of predetermined amounts of securities. Such plans may be initiated only when the officers and directors are not in possession of material and non-public information. The rule allows individuals adopting such plans to sell shares over a specified amount of time, at specific prices in the future, even if subsequent material and non-public information becomes available to them.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          PRO-PHARMACEUTICALS, INC.


                                          By:  /s/ David Platt
                                               ---------------------------------
                                               David Platt
                                               Chief Executive Officer

Date:  May 8, 2006